UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

INRAD OPTICS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ	07647
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-767-1910

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Inrad Optics, Inc. held on June 19, 2013, shareholders representing 10,510,007 shares or 87.2% of the 12,046,003 shares of common stock outstanding on the record date of April 25, 2013 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.  Matters voted upon at the Annual Meeting were as follows:

Proposal One: The election of two (2) Class 3 directors to the Board of Directors to hold office for three (3) years.

All of the Board’s nominees were elected. Voting for Proposal One was as follows:

Class 3 Directors — Term Expires in 2016

Proposal One - Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jan M. Winston	6,021,393	18,000	4,470,614
Amy Eskilson	6,036,893	2,500	4,470,614

Proposal Two: Ratification of Baker Tilly Virchow Krause, LLP (formerly Holtz Rubenstein Reminick, LLP) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013.

Voting for Proposal Two was as follows:

Proposal Two	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Vote on Ratification of Independent Registered Public Accountant	10,502,907	7,100	0	0

Proposal Three: Approval, as a non-binding advisory vote, our named executive officer compensation.

Voting for Proposal Three was as follows:

Proposal Three	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory Executive Compensation Vote	5,899,663	138,953	777	4,470,614

Proposal Four: Approval, as a non-binding advisory vote, the frequency of holding future advisory votes on named executive officer compensation.

Voting for Proposal Four was as follows:

Proposal Four	Every One Year	Every Two Years	Every Three Years	Votes Abstained	Broker Non-Votes
Frequency of Advisory Vote on Executive Compensation	6,023,466	13,500	200	2,227	0

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INRAD OPTICS, INC.

Date: June 21, 2013	By: /s/ William J. Foote
William J. Foote
Chief Financial Officer, Secretary and Treasurer